Exhibit 10.1

THIRD Amendment

to

Third Amended and Restated Loan and security agreement

This Third Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of May 10, 2016, by and among Silicon Valley Bank (“Bank”), RingCentral, Inc., a Delaware corporation (“RingCentral”), RCLEC, Inc., a Delaware corporation (“RCLEC”), RingCentral Florida, LLC, a Delaware limited liability company (“RingCentral Florida”), and RCVA, Inc., a Virginia corporation (“RCVA” and together with RingCentral, RCLEC and RingCentral Florida, individually and collectively, jointly and severally, “Borrower”) whose address is 20 Davis Drive, Belmont, CA 94002.

Recitals

A.Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of March 30, 2015 (as the same has been and may from time to time further be amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) modify the pricing and (ii) make certain other revisions to the Loan Agreement as more fully set forth below.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2(i) is amended in its entirety and replaced with the following:

(i)within forty-five (45) days after the last day of each quarter (or within thirty (30) days after the last day of each month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s

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Affiliates during such month is less than Thirty Million Dollars ($30,000,000)), a duly completed Borrowing Base Certificate, including calculations of CMRR and Churn, signed by a Responsible Officer;

2.2Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“LIBOR Rate Margin” is (a) with respect to Advances, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), three percent (3.00%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars ($30,000,000), three and one quarter percent (3.25%); and (b) with respect to the Term Loan, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), three and one quarter percent (3.25%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars ($30,000,000), three and one half percent (3.50%).

“Prime Rate Margin” is (a) with respect to Advances, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), zero percent (0.00%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars ($30,000,000), one quarter of one percentage point (0.25%); and (b) with respect to the Term Loan, (i) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is at least Thirty Million Dollars ($30,000,000), one quarter of one percentage point (0.25%), or (ii) during any month for which the average daily closing balance of Borrower’s cash and Cash Equivalents maintained with Bank or Bank’s Affiliates in the immediately preceding month is less than Thirty Million Dollars ($30,000,000), one half of one percentage point (0.50%).

2.3Exhibit B (Compliance Certificate).  Exhibit B to the Loan Agreement is amended in its entirety and replaced with Exhibit B attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any

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Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Charles Thor Name: Charles Thor Title: Vice President	RingCentral, Inc. By: /s/ Clyde Hosein Name: Clyde Hosein Title: CFO
RCLEC, Inc. By: /s/ Mitesh Dhruv Name: Mitesh Dhruv Title: SVP Finance
RingCentral Florida, LLC By: /s/ Mitesh Dhruv Name: Mitesh Dhruv Title: SVP Finance
RCVA, Inc. By: /s/ Mitesh Dhruv Name: Mitesh Dhruv Title: SVP Finance

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[Signature Page to Third Amendment to
Third Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate:

FROM:  RINGCENTRAL, INC., RCLEC, INC., RINGCENTRAL FLORIDA, LLC and RCVA, INC.

The undersigned authorized officer of RingCentral, Inc., on behalf of RingCentral, Inc., RCLEC, Inc., RingCentral Florida, LLC, and RCVA, Inc. (individually and collectively, “Borrower”), certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements for the absence of footnotes and subject to year-end adjustments.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate	Quarterly within 45 days (or monthly within 30 days if the average daily closing balance of Borrower’s cash at Bank and Bank’s Affiliates < $30MM)	Yes No
Annual Board Approved Financial Projections	FYE within 90 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain (as of the last day of each fiscal quarter):
Minimum Liquidity	$10,000,000	$________	Yes No
Minimum Trailing 12-Month EBITDA			Yes No
March 31, 2015	($20,000,000)	$________	Yes No
June 30, 2015	($17,000,000)	$________	Yes No
September 30, 2015	($14,000,000)	$________	Yes No
December 31, 2015	($10,000,000)	$________	Yes No
March 31, 2016	($5,000,000)	$________	Yes No
June 30, 2016, and thereafter	$0.00	$________	Yes No

[Continued on following page.]

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The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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RingCentral, Inc., on behalf of itself and all Borrowers By: Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date: _________________________

Verified: ________________________

authorized signer

Date: _________________________

Compliance Status:Yes     No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________

I.	Liquidity (Section 6.8(a))

Required:$10,000,000

Actual:

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$

Is line A equal to or greater than $10,000,000?

  No, not in compliance  Yes, in compliance

II.EBITDA (Section 6.8(b))

Required:See chart below

Twelve Month Period Ending	Minimum EBITDA
March 31, 2015	($20,000,000)
June 30, 2015	($17,000,000)
September 30, 2015	($14,000,000)
December 31, 2015	($10,000,000)
March 31, 2016	($5,000,000)
June 30, 2016 and thereafter	$0.00

Actual:

A.	Net Income	$
B.	To the extent included in the determination of Net Income
	1.The provision for income taxes	$
	2.Depreciation expense	$
	3.Amortization expense	$
	4.Net Interest Expense	$

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	5.Stock based compensation and other non-cash expenses	$
	6.The sum of lines 1 through 5	$
C.	EBITDA (line A plus line B.6)	$

Is line C equal to or greater than the applicable amount set forth above?

  No, not in compliance  Yes, in compliance

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